UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_______________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2018
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LA JOLLA PHARMACEUTICAL COMPANY
(Exact name of registrant as specified in its charter)
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California	1-36282	33-0361285
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4550 Towne Centre Court, San Diego, California 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 207-4264
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement.

On May 10, 2018, La Jolla Pharmaceutical Company (“La Jolla”), through La Jolla Pharma, LLC, a newly formed, wholly-owned subsidiary (the “Subsidiary”), entered into a $125 million royalty financing transaction (the “Royalty Financing”) with HealthCare Royalty Partners III, L.P., HCRP Overflow Fund, L.P. and HCR Molag Fund, L.P. (collectively, “HCR”). Pursuant to the Royalty Financing, La Jolla contributed to the Subsidiary the following assets and rights related to GIAPREZA™: (i) La Jolla’s Amended and Restated Patent License Agreement, dated March 1, 2016, with George Washington University; (ii) La Jolla’s issued patents and pending patent applications relating to GIAPREZA; and (iii) the U.S. Food and Drug Administration New Drug Application for GIAPREZA. Over the 12-month period from the date of the Royalty Financing, La Jolla will also use commercially reasonable efforts to contribute to the Subsidiary certain additional specified assets and rights necessary for the commercialization of GIAPREZA. The GIAPREZA-related assets and rights contributed, and to be contributed, to the Subsidiary are referred to herein as the “Contributed Assets.”

Simultaneously with the contribution and assignment of the Contributed Assets, the Subsidiary entered into a Revenue Interest Agreement, dated May 10, 2018, with HCR (the “Agreement”), pursuant to which HCR paid $125 million (the “Investment Amount”) to the Subsidiary in consideration for the right to receive royalties on worldwide net sales of GIAPREZA (the “Revenue Interest”). In exchange for the Contributed Assets, the Subsidiary paid La Jolla the $125 million received from HCR. Payments with respect of the Revenue Interest start annually at a maximum royalty rate, with potential step-downs based on the achievement of annual net sales thresholds. Through December 31, 2021, the Revenue Interest royalty rate will be a maximum of 10% of net sales of GIAPREZA, with lower royalty tiers of 6.75% and 0.25%, depending on annual net sales of GIAPREZA. Starting January 1, 2022, each royalty tier will increase by 4% if the Subsidiary has not paid an aggregate amount of royalties to HCR equal to at least 50% of the Investment Amount. Starting January 1, 2024, each royalty tier will increase by an additional 4% if the Subsidiary has not paid an aggregate amount of royalties to HCR equal to or greater than the Investment Amount. The Agreement is subject to maximum aggregate royalty payments to HCR of $225 million (the “Maximum Amount”), which represents 180% of the Investment Amount. Upon paying HCR an aggregate amount of royalties equal to the Maximum Amount, the payment obligations under the Agreement expire. The royalty payment obligations under the Agreement are limited to the Subsidiary, and HCR has no recourse under the Agreement against La Jolla or any assets other than the Contributed Assets and La Jolla’s equity interest in the Subsidiary.

La Jolla will continue to promote GIAPREZA in the United States, although GIAPREZA sales will occur through the Subsidiary. Cash balances generated from the sale of GIAPREZA, net of applicable royalty payments and payments relating to the manufacturing and supply of GIAPREZA, will be returned to La Jolla through recurring dividends.

In connection with entering into the Agreement, the Subsidiary granted HCR a first-priority blanket lien on its assets, which include the Contributed Assets, as well as future cash receipts relating to GIAPREZA sales. Additionally, La Jolla granted HCR a lien on its equity interests of the Subsidiary. In the event of certain material breaches of the Agreement, HCR would have the right to terminate the Agreement and demand payment of an amount equal to either the Investment Amount, minus aggregate royalties paid to HCR, or the Maximum Amount, minus aggregate royalties paid to HCR. In the event that the Subsidiary fails to timely pay such amounts if and when due, then HCR would have the right to foreclose on the pledged collateral.

The Agreement contains other customary terms and conditions, including representations and warranties, as well as indemnification obligations in favor of HCR. The above description of the Agreement is a summary of the material terms and does not purport to be complete; the summary is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1.

Item 2.01     Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 above relating to the sale of the Revenue Interest to HCR is incorporated by reference into this Item 2.01.

Item 2.02	Results of Operations and Financial Condition.

On May 10, 2018, La Jolla issued a press release announcing its financial results for the three months ended March 31, 2018. A copy of the press release is furnished as Exhibit 99.1.

The information in this Item 2.02 and in Exhibit 99.1 will not be treated as "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or into another filing under the Exchange Act, unless that filing expressly incorporates this information by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above relating to the Subsidiary’s obligations to make payments with respect to the Revenue Interest is incorporated by reference into this Item 2.03.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Revenue Interest Agreement, dated May 10, 2018, among La Jolla Pharma, LLC, HealthCare Royalty Partners III, L.P., HCRP Overflow Fund, L.P. and HCR Molag Fund, L.P.
99.1	Press release, dated May 10, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company

Date:	May 14, 2018	By:	/s/ George F. Tidmarsh
		Name:	George F. Tidmarsh, M.D., Ph.D.
		Title	President and Chief Executive Officer